EXHIBIT 10.7

                           OCWEN FINANCIAL CORPORATION
                           DEFERRAL PLAN FOR DIRECTORS

                             ADOPTED MARCH 7, 2005

                                    ARTICLE I
                                     Purpose

        The purpose of the Ocwen Financial Corporation Deferral Plan for Directors is to provide Directors with the opportunity to defer the receipt of all or a portion of their stock-based compensation earned as directors of the Company or any Subsidiary of the Company. All capitalized terms used in the Plan shall have the meanings set forth in Article II.

                                   ARTICLE II
                                   Definitions

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" means the common stock of the Company.

        "Company" means Ocwen Financial Corporation, a Florida corporation.

        "Deferral" shall have the meaning set forth in Section 4.1.

        "Deferral Account" means a bookkeeping account in the name of a Director who elects to defer, pursuant to the Plan, all or a portion of his or her Director Shares.

        "Deferral Election" shall have the meaning set forth in Section 4.1.

        "Director" means any director of the Company or any Subsidiary, whether or not such director is an officer or employee of the Company or any Subsidiary. In the case of a Subsidiary other than a corporation, "Director" shall mean any member of the board of managers or other similar board or committee responsible for the governance of such Subsidiary.

        "Director Shares" means shares of restricted stock granted to Directors under the Stock Plan for their service on the Board, the board of directors of a Subsidiary or, in either case, any committee thereof.

        "Distribution Date" shall have the meaning set forth in Section 7.1.

        "Effective Date" means May 17, 2005.

        "Fair Market Value" means (i) if the Common Stock is listed or admitted to trading on any securities exchange or national market system in the United States, the average of the high and low sales prices on such day on the principal securities exchange or national market system in the United States on which the Common Stock is traded, (ii) if the Common Stock is not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and
(iii) if the Common Stock is not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in The Wall Street Journal (Eastern edition) or other newspaper designated by the Committee.

        "Plan" means this Deferral Plan for Directors, as amended and restated from time to time.

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        "Plan Year" means the 12-month period coincident with each Grant Year, as defined in the Stock Plan; provided, however, that the initial Plan Year shall begin on the Effective Date and end on the last day of the Grant Year then in effect.

        "Share Unit" means a bookkeeping unit credited to a Director's Deferral Account and having a value equal to one share of Common Stock.

        "Stock Plan" means the Ocwen Financial Corporation 1996 Stock Plan for Directors, or any successor thereto.

        "Subsidiary" means any corporation or other business entity, the majority of the outstanding voting stock or other equity interests of which are owned, directly or indirectly, by the Company.

        "Termination Date" means the date on which a Director ceases to serve as a Director.

        "Unforeseeable Emergency" means (i) a severe financial hardship to a Director resulting from an illness or accident of the Director, or the spouse or a dependent (as defined in Section 152(a) of the Code) of the Director, (ii) the loss of a Director's property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

                                   ARTICLE III
                                 Administration

        The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, and establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be final, binding and conclusive. The Committee may delegate administrative duties under the Plan to one or more agents, as it shall deem necessary or advisable.

                                   ARTICLE IV
                               Deferral Elections

        Section 4.1. Eligibility for Deferral Elections. Each Director shall be eligible to participate in the Plan. A Director shall be eligible to make a Deferral Election pursuant to Section 4.2 if he or she is a current Director or has been elected to serve as a Director on the date such election is made.

        Section 4.2. Election Procedures. Prior to the first day of the calendar year in which each Plan Year commences or, with respect to the Plan Year beginning on the Effective Date, prior to the Effective Date, each Director may make an election to defer the receipt of all or any portion of the Director Shares to be earned by such Director in such Plan Year (each such election shall be referred to as a "Deferral Election" and the amounts deferred pursuant to such an election the "Deferral"). Notwithstanding the foregoing, a Director who is elected to serve as a Director during a Plan Year may make a Deferral Election for such Plan Year within 30 days after such election. All Deferral Elections must be made in accordance with procedures prescribed by the Committee. Any Deferral Election shall apply only to the Director Shares earned in the Plan Year for which the Deferral Election is made. In no event shall an election under the Plan apply to Director Shares issuable to the Director prior to the date on which such election is received by the Company.

        Section 4.3. Changes in Deferral Election. A Director may change his or her Deferral Election with respect to any Plan Year by submitting a new election in accordance with Section 4.2. A Director may elect to suspend his or her Deferrals during a Plan Year only if the Director demonstrates to the satisfaction of the Committee that he or she has incurred an Unforeseeable Emergency. No other changes may be made during a Plan Year to a Director's Deferral Election.

        Section 4.4. Effect of Deferral Election. The submission of an election form pursuant to Section 4.2 shall evidence the Director's authorization of the Company to withhold the issuance of Director Shares pursuant to the terms of the Stock Plan, to the extent such Director Shares are deferred pursuant to such election, and to credit to such Director's Deferral Account, in accordance with Article V, an equal number of Share Units. The submission of such election form shall further evidence the Director's election of the timing of payment of the amount credited to such Director's Deferral Account.

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                                    ARTICLE V
                                Deferral Accounts

        Section 5.1. Deferral Account. As of each date on which, in the absence of a Deferral Election, a Director is entitled to receive Director Shares from the Company, the Director's Deferral Account under the Plan shall be credited with a number of Share Units equal to the number of Director Shares subject to the Director's Deferral Election then in effect.

        Section 5.2. Dividend Equivalents. An amount equal to the number of Share Units credited to each Deferral Account multiplied by the dividend paid on a share of Common Stock on each dividend payment date shall be credited to such Deferral Account within 10 days after the dividend payment date and shall be deemed invested in additional whole and fractional Share Units as though such dividend credit was a Deferral for such year.

        Section 5.3. Vesting of Deferral Account. A Director shall become vested in or shall forfeit the Share Units credited to the Director's Deferral Account to the same extent that such Director would have become vested in or forfeited the Director Shares subject to the Deferral Election, had they been issued to the Director, subject to the terms and conditions set forth in the Stock Plan.

                                   ARTICLE VI
                          Payment of Deferral Accounts

        Section 6.1. Time and Method of Payment. Except as otherwise specifically provided herein, the number of Share Units credited to a Director's Deferral Account for a Plan Year, together with any dividend equivalents relating to such Share Units and credited to such account pursuant to Section 5.2, shall be paid to such Director in a single lump sum payment as soon as administratively practicable after the payment date elected by the Director on the Deferral Election form submitted to the Company for such Plan Year. The payment date elected by the Director may be (i) the six-month anniversary of the Director's Termination Date or (ii) any other date elected by the Director which is at least two years after the last day of the Plan Year for which the Deferrals are credited to the Director's Deferral Account; provided, however, that if the Director's Termination Date occurs prior to the date elected by the Director, the payment date shall be the six-month anniversary of the Director's Termination Date.

        Section 6.2. Change in Payment Election. A Director may elect to change the time of payment elected pursuant to Section 6.1 in accordance with procedures prescribed by the Committee; provided that such new election shall not be effective unless it (i) is received by the Company at least one year prior to the previously scheduled payment date, (ii) does not take effect for 12 months after it is received by the Company and (iii) extends the payment date by at least five years.

        Section 6.3. Form of Payment. At least 30 days prior to the payment of a Director's Deferral Account, such Director shall elect whether to receive such payment in the form of (i) cash in an amount equal to the Fair Market Value of the number of whole and fractional Share Units credited to such account or
(ii) whole shares of Common Stock equal to the number of whole Share Units credited to such Deferral Account and cash in an amount equal to the Fair Market Value of any fractional Share Unit credited to such account. If a Director does not elect the form in which his or her Deferral Account shall be paid, such account shall be paid in cash in accordance with clause (i) above.

        Section 6.4. Unforeseeable Emergency. In the event of an Unforeseeable Emergency, a Director may file a written request with the Committee to receive all or any portion of the vested balance of such Director's Deferral Account in an immediate lump sum cash payment. A Director's written request for such a payment shall describe the circumstances, which the Director believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Emergency. An immediate payment to satisfy an Unforeseeable Emergency will be made only to the extent necessary to satisfy the emergency need, plus an amount necessary to pay any taxes reasonably anticipated as a result of such payment, and will not be made to the extent the need is or may be relieved through reimbursement or compensation, by insurance or otherwise or by liquidation of the Director's assets (to the extent such liquidation itself would not cause severe financial hardship). Any payment from a Director's Deferral Account on account of an Unforeseeable Emergency shall be deemed to cancel any Deferral Election of the Director then in effect and the Director shall be suspended from making further Deferral Elections under the Plan during the remainder of the Plan Year in which such payment is made.

        Section 6.5. Distributions to Minor and Incompetent Persons. If a payment is to be made to a minor or to an individual who, in the opinion of the Committee, is unable to manage his or her financial affairs by reason of illness or mental incompetency, such distribution may be made to or for the benefit of any such individual in such of the following ways as the Committee shall direct:
(a) directly to any such minor individual if, in the opinion of the Committee, he or she is able to manage his or her financial affairs, (b) to the legal representative of any such individual, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor individual or (d) to some near relative of any such individual to be used for the latter's benefit. Neither the Committee nor the Company shall be required to see to the application by any third party of any payment made to or for the benefit of a Director or beneficiary pursuant to this Section.

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                                   ARTICLE VII
                        Payment Upon Death of a Director

        Section 7.1. Payment to Beneficiary. In the event a Director dies before all amounts credited to his or her Deferral Account have been paid, payment of the Director's Deferral Account shall be made as soon as practicable after the date of such death.

        Section 7.2. Designation of Beneficiary. Each Director may file with the Company a written designation of one or more persons as such Director's beneficiary or beneficiaries (both primary and contingent) in the event of the Director's death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Director's lifetime on a form prescribed by the Company. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Director fails to designate a beneficiary, or if all designated beneficiaries of a Director predecease the Director, then the Deferral Account shall be paid to the Director's estate.

                                  ARTICLE VIII
                                     Funding

        Benefits payable under the Plan to any Director shall be paid by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Company, in the discretion of the Committee, may maintain one or more grantor trusts (each, a "Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust shall remain the assets of the Company subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Director under the Plan shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan for such payments.

                                   ARTICLE IX
                                     General

        Section 9.1. Effective Date; Termination. This Plan shall be effective as of the Effective Date. The Committee may terminate this Plan at any time. Termination of this Plan shall not affect the payment of any amounts credited to a Director's Deferral Account.

        Section 9.2. Amendments. The Committee may amend this Plan as it shall deem advisable. No amendment may impair the rights of a Director to payment of his or her Deferral Account without the consent of such Director.

        Section 9.3. Nontransferability of Benefits. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

        Section 9.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Share Units credited to each Deferral Account under the Plan shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

        Section 9.5. Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Director that are not distributed because of the Company's inability, after a reasonable search, to locate a Director or his or her beneficiary, as applicable, within a period of two (2) years after the distribution date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan and the Director or beneficiary, as applicable, shall have no further right to his or her Deferral Account.

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        Section 9.6.   Governing Law. This Plan and all determinations made and
actions taken pursuant thereto shall be governed by the laws of the State of Florida and construed in accordance therewith without giving effect to principles of conflicts of laws.